UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2005

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-5111	34-0538550

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Strawberry Lane
Orrville, Ohio 44667-0280
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(330) 682-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
Exhibit 10.1 1998 Equity and Performance Incentive Plan
Exhibit 10.2 Form of Restricted Shares Agreement
Exhibit 10.3 Form of Deferred Shares Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On June 6, 2005, the Executive Compensation Committee (the “Committee”) of the Board of Directors of The J. M. Smucker Company approved awards of restricted shares to certain key employees of the Company, including executive officers. The number of restricted shares granted was based on the performance of the Company for the fiscal year ended April 30, 2005, and such grants were made under the Company’s 1998 Equity and Performance Incentive Plan (the “Plan”). Pursuant to such approval, the Company granted 30,255 restricted shares to each of Timothy P. Smucker and Richard K. Smucker and 3,035 restricted shares to Paul Smucker Wagstaff. The following named executive officers of the Company also received an award of restricted shares as follows: Vincent C. Byrd — 7,115 restricted shares; Fred A. Duncan — 6,785 restricted shares; Richard G. Jirsa — 4,825 restricted shares; John D. Milliken — 4,955 restricted shares; and Richard F. Troyak - 4,955 restricted shares.

     On June 6, 2005, the Committee also approved awards of deferred shares to certain key employees of the Company, including Mark T. Smucker, an executive officer of the Company (who received 3,035 deferred shares pursuant to this award). Deferred shares, instead of restricted shares, were awarded to these individuals to address adverse tax consequences relating to restricted shares in certain foreign countries. The number of deferred shares granted was based on the performance of the Company for the fiscal year ended April 30, 2005 and such grants were made under the Plan.

     The restricted shares and the deferred shares become non-forfeitable on the fourth anniversary of the date of grant, provided that if (1) the grantee dies or becomes permanently disabled, (2) at any time during the four-year period from the date of grant the grantee is age 60 with 10 years of service or (3) there is a change in control of the Company, all restricted shares and deferred shares will become non-forfeitable.

     In connection with these awards, the Plan was amended to clarify that the acceleration of the vesting of awards under the Plan, upon reaching reasonable age and service requirements approved by the Board of Directors of the Company, was permitted. It was confirmed with the New York Stock Exchange that this amendment to the Plan was not a material revision to the Plan requiring shareholder approval. A copy of the amended Plan is attached as an exhibit to this report and is incorporated herein by reference.

     The Company entered into an award agreement with each grantee of restricted shares and deferred shares. Copies of the forms of the award agreements are attached as exhibits to this report and are incorporated herein by reference.

     In addition, on June 6, 2005, the Committee established the performance criteria to be used in determining the number of restricted shares to be granted in 2006. Targeted awards for this purpose were set by the Committee based on the achievement of specified goals relating to the earnings per share of the Company.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Description
10.1	1998 Equity and Performance Incentive Plan (As Amended and Restated)
10.2	Form of Restricted Shares Agreement
10.3	Form of Deferred Shares Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005

THE J. M. SMUCKER COMPANY
By /s/ M. Ann Harlan
Name:	M. Ann Harlan
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	1998 Equity and Performance Incentive Plan (As Amended and Restated)
10.2	Form of Restricted Shares Agreement
10.3	Form of Deferred Shares Agreement